Black Diamond Therapeutics Reports Third Quarter 2025 Financial Results and Provides Corporate Update
•ORR and preliminary duration of treatment data for the Phase 2 trial of silevertinib in 1L patients with non-classical EGFRm NSCLC on track for this quarter
•Cash, cash equivalents, and investments of $135.5 million as of September 30, 2025; expected to be sufficient to fund operations into Q4 of 2027
CAMBRIDGE, MA, November 6, 2025 (GLOBE NEWSWIRE) – Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer, today reported financial results for the third quarter ended September 30, 2025, and provided a corporate update.
“We are looking forward to sharing a clinical update later this quarter from our silevertinib Phase 2 trial in newly diagnosed patients with EGFRm NSCLC,” said Mark Velleca, M.D., Ph.D., President and Chief Executive Officer of Black Diamond Therapeutics. “The update will include ORR and preliminary duration of treatment data, while PFS data is expected in the first half of 2026.”
Recent Developments & Upcoming Milestones:
Silevertinib
•Later this quarter, Black Diamond plans to disclose objective response rate (ORR) and preliminary duration of treatment data from all patients (n=43) in the Phase 2 trial of silevertinib in frontline non-small cell lung cancer (NSCLC) with non-classical epidermal growth factor receptor (EGFR) mutations.
•Black Diamond continues to explore partnership opportunities in NSCLC and glioblastoma (GBM) to advance silevertinib into pivotal development.
•The Company intends to solicit U.S. Food and Drug Administration (FDA) feedback on a potential registrational path in frontline EGFR mutant NSCLC in the first half of 2026, when progression free survival (PFS) data from the ongoing Phase 2 trial becomes available.
Financial Highlights
•Cash Position: Black Diamond ended the third quarter of 2025 with approximately $135.5 million in cash, cash equivalents, and investments compared to $98.6 million as of December 31, 2024. Net cash used in operations was $7.9 million for the third quarter of 2025 compared to net cash used in operations of $11.3 million for the third quarter of 2024.
•Research and Development Expenses: Research and development (R&D) expenses were $7.4 million for the third quarter of 2025, compared to $12.9 million for the same period in 2024. The decrease in R&D expenses was primarily due to workforce efficiencies and outlicensing of BDTX-4933 to increase focus on the development of silevertinib.
•General and Administrative Expenses: General and administrative (G&A) expenses were $3.5 million for the third quarter of 2025, compared to $5.2 million for the same period in 2024. The decrease in G&A expenses was primarily due to the restructuring announced in October 2024.
•Net Income/Loss: Net loss for the third quarter of 2025 was $8.5 million, as compared to a net loss of $15.6 million for the same period in 2024.

Financial Guidance
•Black Diamond ended the third quarter of 2025 with approximately $135.5 million in cash, cash equivalents and investments, which the Company believes is sufficient to fund its anticipated operating expenses and capital expenditure requirements into the fourth quarter of 2027.
About Black Diamond Therapeutics
Black Diamond Therapeutics is a clinical-stage oncology company developing MasterKey therapies that target families of oncogenic mutations in patients with cancer. The Company’s MasterKey therapies are designed to address a broad spectrum of genetically defined tumors, overcome resistance, minimize wild-type mediated toxicities, and be brain penetrant to treat central nervous system disease. The Company is advancing silevertinib, a brain-penetrant fourth-generation EGFR MasterKey inhibitor targeting EGFR-mutant NSCLC and GBM. For more information, please visit www.blackdiamondtherapeutics.com.
From time to time, we may use our website or our LinkedIn profile at www.linkedin.com/company/black-diamond-therapeutics to distribute material information. Our financial and other material information is routinely posted to and accessible on the Investors section of our website, available at www.blackdiamondtherapeutics.com. Investors are encouraged to review the Investors section of our website because we may post material information on that site that is not otherwise disseminated by us. Information that is contained in and can be accessed through our website or our LinkedIn page is not incorporated into, and does not form a part of, this press release.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the continued development and advancement of silevertinib, including the ongoing Phase 2 clinical trial and the timing of clinical updates for silevertinib in patients with NSCLC and in patients with GBM, enrollment in the investigator sponsored Phase 0/1 clinical trial of silevertinib of newly diagnosed GBM patients with EGFR alterations, the expected timing for regulatory feedback and the disclosure of a potential registrational pathway for silevertinib in NSCLC, the potential of silevertinib to address the unmet medical need for newly diagnosed NSCLC patients with non-classical EGFR mutations and benefit patients with NSCLC across multiple lines of therapy, the potential future development plans for silevertinib in NSCLC and GBM, a potential partnership for silevertinib, and the Company’s expected cash runway. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission and in its subsequent filings filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Black Diamond Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data (Unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
	(in thousands)
Cash, cash equivalents, and investments	$135,503	$98,575
Total assets	$157,733	$122,640
Accumulated deficit	$(449,624)	$(487,107)
Total stockholders’ equity	$126,152	$83,285

Black Diamond Therapeutics, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
License revenue	$—	$—	$70,000	$—
Operating expenses:
Research and development	$7,437	$12,914	$27,262	$39,015
General and administrative	3,541	5,216	12,606	21,491
Total operating expenses	10,978	18,130	39,868	60,506
Income (loss) from operations	(10,978)	(18,130)	30,132	(60,506)
Other income (expense):
Interest income	1,164	516	2,877	1,617
Other income (expense)	1,316	2,057	4,474	5,198
Total other income (expense), net	2,480	2,573	7,351	6,815
Net income (loss)	$(8,498)	$(15,557)	$37,483	$(53,691)

Net income (loss) per share - basic	$(0.15)	$(0.28)	$0.66	$(0.99)
Net income (loss) per share - diluted	$(0.15)	$(0.28)	$0.65	$(0.99)

Weighted average common shares outstanding - basic	56,929,103	56,507,956	56,799,755	54,498,037
Weighted average common shares outstanding - diluted	56,929,103	56,507,956	57,480,512	54,498,037

Contact

For Investors:
investors@bdtx.com

For Media:
media@bdtx.com

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